 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

September 15, 2010
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Section 5. Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	On September 15, 2010 the Annual Meeting of Stockholders of GeoGlobal Resources Inc. was held.

(b)
At the Annual Meeting of Stockholders, the only order of business was to consider the election of seven Directors, being, Mr. Jean Roy, Mr. Brent Peters, Mr. Michael Hudson, Mr. Peter Smith, Mr. David Conklin, Mr. Paul Miller and Mr. Anoop Poddar.

The total number of shares represented by shareholders present in person and by proxy at the meeting was 42,768,911 shares of common stock representing 58.74% of the eligible votes.  The poll of stock present at the Meeting was completed and the final results were as follows:

	Votes
Nominee	For	Withheld	Broker Non-votes

Jean Roy	42,471,263	297,648	0

Brent Peters	42,466,198	302,713	0

Michael Hudson	42,462,298	306,613	0

Peter Smith	42,476,298	292,613	0

David Conklin	42,477,498	291,413	0

Paul Miller	42,629,775	139,136	0

Anoop Poddar	42,648,738	120,173	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 23, 2010

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO